UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 7, 2012

BOK FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Oklahoma	000-19341	73-1373454
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Bank of Oklahoma Tower, Boston Avenue at Second Street, Tulsa, Oklahoma 74172
(Address of principal executive offices)

Registrant's telephone number, including area code:
(918) 588-6000

N/A
_____________________________________________________________________________________
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02 (f). Summary Compensation Table

In the Company's proxy statement filed March 15, 2012, the Company disclosed in footnote three to its Summary Compensation Table that, at the time of printing of the proxy statement, one of the potential members of the peer group had not yet filed its Form 10-K with the Securities and Exchange Commission which would enable the Company to determine the company's total assets. The Company stated in footnote three that the annual cash award for Mr. Lybarger would either be $0 or $126,970, depending upon the final composition of the peer group. Column (g) of the Summary Compensation Table reflected a $0 annual cash award for Mr. Lybarger. When the company reported its assets to the Securities and Exchange Commission, it was, as the Company had anticipated, included in the peer group and Mr. Lybarger's annual cash award was $0 as was reported in the proxy statement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOK FINANCIAL CORPORATION

By:    /s/ Steven E. Nell
----------------------------------
Steven E. Nell
Executive Vice President
Chief Financial Officer

Date: September 28, 2012